Exhibit 99.1

NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE May 3, 2013	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports First-Quarter 2013 Financial Results;

Reaffirms Full-Year 2013 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported first quarter 2013 earnings from continuing operations as follows:

	Three Months Ended March 31,
	2013	2012

Net (Loss) Income from Continuing Operations (GAAP)
Net (Loss) Income ($ in millions)	$(430)	$63
(Loss) Earnings Per Share	$(1.82)	$0.28

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$57	$50
Adjusted Earnings Per Share	$0.24	$0.22

“Our adjusted earnings from continuing operations reflect our investment in utility infrastructure and the effects of normal weather as compared to the mild winter weather we experienced in 2012,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “During the first quarter, progress was made on the liquidation of the cross-border energy lease investments and we continued to focus on the execution of our regulatory strategy with the filing of three additional distribution base rate cases.  There are now six cases pending across the jurisdictions we serve, aimed at reducing regulatory lag and achieving a rate of cost recovery in line with our rate of investment.  The investments made to improve service reliability are on track and we continue to see positive trends in the operating performance of our electric system.”

The increase in adjusted net income from continuing operations (Non-GAAP) in the first quarter of 2013 as compared to the same period in the prior year was driven by higher distribution revenue (primarily due to higher rates related to increased investment in infrastructure and the impact of favorable weather), partially offset by higher operation and maintenance expense (mainly due to storm costs incurred in March 2013 and the cancellation of the Mid-Atlantic Power Pathway, or MAPP, project).   The 2013 and 2012 periods had favorable income tax adjustments of $11 million and $13 million, respectively.

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Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information

	Three Months
	Ended
Net (Loss) Income from Continuing Operations – Millions of dollars	March 31,
	2013	2012
Reported (GAAP) Net (Loss) Income from Continuing Operations	$(430)	$63

Adjustments (after-tax):
● Pepco Energy Services retail electric supply earnings	-	(4)
● Cross-border energy lease charge, including related interest expense on uncertain tax positions	389	-
● Cross-border energy lease earnings, exclusive of charge	(3)	(9)
● Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	101	-

Adjusted Net Income from Continuing Operations (Non-GAAP)	$57	$50

(Loss) Earnings per Share from Continuing Operations	Three Months
	Ended
	March 31,
	2013	2012
Reported (GAAP) (Loss) Earnings per Share from Continuing Operations	$(1.82)	$0.28

Adjustments (after-tax):
● Pepco Energy Services retail electric supply earnings	-	(0.02)
● Cross-border energy lease charge, including related interest expense on uncertain tax positions	1.64	-
● Cross-border energy lease earnings, exclusive of charge	(0.01)	(0.04)
● PCI valuation allowances related to certain deferred tax assets	0.43	-

Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.24	$0.22

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Discontinued Operations

●
On March 21, 2013, Pepco Energy Services (PES) entered into an agreement whereby a third party assumed all the rights and obligations of the remaining retail customer contracts, the associated supply obligations, gas inventory and derivative contracts associated with the PES retail natural gas supply business.  The transaction was completed on April 1, 2013.  As a result of the transaction, the retail natural gas business results of operations for the 2013 and 2012 quarterly periods are reported as discontinued operations.  For the three months ended March 31, 2013 the net loss from discontinued operations was less than $0.01 per share, compared to net income of $0.02 per share for the same period in 2012.

Earnings Guidance

Pepco Holdings today reaffirmed its earnings guidance range for 2013 of $1.05 to $1.20 per share.  The guidance range:

●	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●              assumes normal weather conditions,

●	excludes earnings or losses associated with the retail electric supply business at Pepco Energy Services, including the net mark-to-market effects of economic hedging activities, and

●	excludes earnings or losses associated with the cross-border energy lease investments, including the associated interest on the tax liability.

Recent Events

Operations

●
Power Delivery electric sales were 11,905 gigawatt hours (GWh) in the first quarter of 2013, compared to 11,344 GWh for the same period in 2012.  Heating degree days in the consolidated electric service territory increased by 33 percent for the first quarter 2013 compared to the prior year period.  Weather adjusted electric sales were 11,983 GWh in the first quarter of 2013, compared to 12,003 GWh in 2012.

●
As of March 31, 2013, Delmarva Power’s installation and activation of smart meters in its Delaware electric service territory was complete, and Pepco had installed approximately 98 percent of its smart meters in its District of Columbia service territory (97 percent activated) and 97 percent of its smart meters in its Maryland service territory (75 percent activated).  Delmarva Power began installation of smart meters in its Maryland territory in April.  The respective public service commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure costs between rate cases, as well as the accrual of a return on the deferred costs.

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Regulatory Matters

●
On April 3, 2013, Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric filed a response to the Federal Energy Regulatory Commission (FERC) Section 206 complaint filed by the public utility commissions and public advocates in all four jurisdictions.  The complainants challenged the base return on equity and the application of the formula rate process, each associated with the transmission service provided by Pepco Holdings’ utilities.  The response requests that FERC dismiss the complaint on the grounds that it failed to meet the required burden to demonstrate that the existing rates and protocols are unjust and unreasonable.

●
On April 1, 2013, Pepco Holdings, Pepco and Delmarva Power filed a rehearing request of the February 28, 2013 FERC order in connection with the termination of the MAPP project challenging the reduction of the return on equity applicable to the abandoned costs, as well as the denial of 50 percent of the costs incurred prior to November 1, 2008.

●
On March 29, 2013, Delmarva Power filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $23 million, based on a requested return on equity of 10.25 percent.  To address the Maryland Governor’s Grid Resiliency Task Force Report, Delmarva Power also is requesting approval of a three-year Grid Resiliency Charge (GRC) for costs totaling $10.2 million associated with its plan to accelerate system maintenance and investments in electric distribution infrastructure.  The GRC, if approved, would be implemented as a rider that is separate from base rates and would include a return on investment.  A decision in the case is expected in the fourth quarter of 2013.

●
On March 22, 2013, Delmarva Power filed an electric distribution base rate case in Delaware.  The filing seeks approval of an annual rate increase of $42 million, based on a requested return on equity of 10.25 percent.  As permitted by Delaware law, Delmarva Power plans to implement an interim rate increase of $2.5 million on June 1, 2013, subject to refund.  A decision in the case is expected in the fourth quarter of 2013.

●
On March 8, 2013, Pepco filed an electric distribution base rate case in the District of Columbia.  The filing seeks approval of an annual rate increase of $52 million, based on a requested return on equity of 10.25 percent.  A decision in the case is expected in the fourth quarter of 2013.

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Financing

●
On March 28, 2013, Pepco Holdings entered into a $250 million unsecured term loan agreement due March 27, 2014.  The net proceeds were used to repay the outstanding $200 million term loan that was due April 23, 2013 and for general corporate purposes.  The term loan was sized to approximate the IRS deposit of $242 million made on March 4, 2013.

●
On March 18, 2013, Pepco issued $250 million of 30-year first mortgage bonds.  The bonds bear interest at an annual fixed rate of 4.15 percent and are due March 15, 2043.  The net proceeds from the sale of the bonds were used to repay Pepco commercial paper that was issued to temporarily fund capital expenditures, provide working capital and for general corporate purposes.

●
On February 27, 2013, the equity forward transaction entered into on March 5, 2012 was settled for $312 million (17.9 million shares).  Net proceeds were used to repay outstanding commercial paper, a portion of which was issued in order to make capital contributions to the utility subsidiaries, and for general corporate purposes.

Other Non-Regulated

●
In the first quarter 2013, a $389 million (after-tax) non-cash charge to earnings was recorded related to the anticipated disallowance of tax benefits in connection with the cross-border energy leases.  The charge included $307 million to reduce the carrying value of the cross-border energy lease investments.  The charge also included anticipated additional net interest expense related to estimated federal and state income tax obligations for the period over which the tax benefits may be disallowed.  The after-tax charge was allocated as if each segment was a separate taxpayer, resulting in interest expense of $16 million and $66 million for the Other Non-Regulated and Corporate and Other segments, respectively.

●
Between 1990 and 1999, PCI entered into certain transactions involving investments in aircraft, aircraft equipment, railcars and other assets.  In connection with these investments, PCI recognized deferred tax assets in prior years of $101 million.  Following events that took place in the first quarter including court decisions in favor of the IRS, the change in Pepco Holdings’ tax position with respect to tax benefits associated with the cross-border energy leases and the decision to pursue liquidation of the lease investments, Pepco Holdings re-evaluated its ability to realize these deferred tax assets and established valuation allowances against the assets, resulting in a non-cash charge to earnings of $101 million (after-tax).

●
Pepco Holdings is pursuing the liquidation of its remaining cross-border energy lease investments.  In April, Pepco Holdings entered into early termination agreements with two lessees involving all of the leases comprising one of the six remaining cross-border energy lease investments, and one of the leases included in a second lease investment.  The net cash proceeds received were $168 million.  A $17 million (after-tax) loss is expected in the second quarter of 2013 representing the excess of the carrying value of the terminated lease investments over the net cash proceeds received by Pepco Holdings.

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Further details regarding changes in consolidated earnings between 2013 and 2012 are provided in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.   Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss first quarter results on Friday, May 3 at 10 a.m. E.T. Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-788-0544 before 9:55 a.m.  The pass code for the call is 88036725.  International callers may access the call by dialing 1-857-350-1682, using the same pass code 88036725.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 51582003.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 51582003.  An audio archive will be available at PHI’s website, http://www.pepcoholdings.com/investors.
Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  The forward-looking statements should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, and in each Reporting Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2013 / 2012

	Three Months Ended March 31,
		Pepco
	Power	Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2012 Earnings per share from Continuing Operations
(GAAP) (1)	$0.21	$0.02	$0.04	$0.01	$0.28

2012 Adjustments (2)
● Pepco Energy Services retail electric supply	-	(0.02)	-	-	(0.02)
● Cross-border energy lease earnings	-	-	(0.04)	-	(0.04)

2012 Adjusted earnings per share from Continuing Operations (Non-GAAP)	0.21	-	-	0.01	0.22

Change from 2012 Adjusted earnings per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	0.03	-	-	-	0.03
- Rate Increases	0.03	-	-	-	0.03
- Other Distribution Revenue	0.01	-	-	-	0.01
● Network Transmission Revenue	(0.01)	-	-	-	(0.01)
● ACE Basic Generation Service (primarily unbilled revenue)	0.02	-	-	-	0.02
● Operation & Maintenance	(0.02)	-	-	-	(0.02)
● Other, net	(0.01)	-	-	-	(0.01)
Pepco Energy Services	-	0.01	-	-	0.01
Corporate and Other	-	-	-	(0.01)	(0.01)
Net Interest Expense	(0.01)	-	0.01	(0.01)	(0.01)
Income Tax Adjustments	-	-	(0.01)	-	(0.01)
Dilution	(0.01)	-	-	-	(0.01)

2013 Adjusted Earnings (loss) per share from Continuing Operations (Non-GAAP)	0.24	0.01	-	(0.01)	0.24

2013 Adjustments (2)
● Cross-border energy lease charge	-	-	(1.36)	(0.28)	(1.64)
● Cross-border energy lease earnings	-	-	0.01	-	0.01
● PCI valuation allowances related to certain deferred tax assets	-	-	(0.43)	-	(0.43)
2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.24	$0.01	$(1.78)	$(0.29)	$(1.82)

(1)	The 2012 weighted average number of basic and diluted shares outstanding was 228 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)	The 2013 weighted average number of basic and diluted shares outstanding was 237 million.

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SEGMENT INFORMATION

	Three Months Ended March 31, 2013
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,124	$97	$(368	)(b)	$(1)	$852
Operating Expenses (c)	1,001	94	-		(7)	1,088
Operating Income (Loss)	123	3	(368)		6	(236)
Interest Income	-	-	1		(1)	-
Interest Expense	56	-	1		10	67
Other Income	6	1	1		-	8
Preferred Stock Dividends	-	-	1		(1)	-
Income Tax Expense (d)	15	1	53	(e)	66	135
Net Income (Loss) from Continuing Operations	58	3	(421)		(70)	(430)
Total Assets (excluding Assets Held For Sale)	12,453	368	882		1,952	15,655
Construction Expenditures	$282	$1	$-		$13	$296

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(1) million for Operating Revenue, $(1) million for Operating Expenses, $(3) million for Interest Income, $(4) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)	Includes a non-cash pre-tax charge of $373 million to reduce the carrying value of the cross-border energy lease investments.

(c)	Includes depreciation and amortization expense of $112 million, consisting of $104 million for Power Delivery, $2 million for Pepco Energy Services and $6 million for Corporate and Other.

(d)
Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $16 million and $66 million for Other Non-Regulated and Corporate and Other, respectively.

(e)
Includes non-cash charges of $64 million primarily for the tax consequences associated with PHI’s change in intent regarding foreign investment opportunities associated with the cross-border energy lease investments and $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Other Non-Regulated.

	Three Months Ended March 31, 2012
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,055		$178	$13	$(4)	$1,242
Operating Expenses (b)	954		169	1	(13)	1,111
Operating Income	101		9	12	9	131
Interest Income	-		-	1	(1)	-
Interest Expense	53		1	3	8	65
Other Income (Expenses)	8		-	1	(1)	8
Preferred Stock Dividends	-		-	1	(1)	-
Income Tax Expense (Benefit)	9	(c)	3	-	(1)	11
Net Income from Continuing Operations	47		5	10	1	63
Total Assets (excluding Assets Held For Sale)	11,473		583	1,487	1,684	15,227
Construction Expenditures	$280		$5	$-	$6	$291

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(6) million for Operating Expenses, $(5) million for Interest Income, $(5) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $110 million, consisting of $99 million for Power Delivery, $6 million for Pepco Energy Services, $1million for Other Non-Regulated and $4 million for Corporate and Other.

(c)
Includes income tax benefits of $10 million related to uncertain and effectively settled tax positions, primarily due to the effective settlement with the Internal Revenue Service with respect to the methodology used historically to calculate deductible mixed service costs and the expiration of the statute of limitations associated with an uncertain tax position at Pepco.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended March 31,
	2013	2012
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,124	$$1,055
Pepco Energy Services	97	178
Other	(369)	9
Total Operating Revenue	852	1,242

Operating Expenses
Fuel and purchased energy	600	641
Other services cost of sales	40	47
Other operation and maintenance	230	224
Depreciation and amortization	112	110
Other taxes	105	104
Deferred electric service costs	1	(15)
Total Operating Expenses	1,088	1,111
Operating (Loss) Income	(236)	131

Other Income (Expenses)
Interest expense	(67)	(65)
Other income	8	8
Total Other Expenses	(59)	(57)
(Loss) Income from Continuing Operations Before Income Tax Expense	(295)	74

Income Tax Expense Related to Continuing Operations	135	11
Net (Loss) Income from Continuing Operations	(430)	63
Income from Discontinued Operations, Net of Income Taxes	-	5
Net (Loss) Income	$(430)	$68
Basic and Diluted Earnings per Share Information
Weighted average shares outstanding (millions)	237	228
(Loss) earnings per share of common stock from Continuing Operations	$(1.82)	$0.28
Earnings per share of common stock from Discontinued Operations	-	0.02
Basic and diluted (loss) earnings per share	$(1.82)	$0.30

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
ASSETS	March 31, 2013	December 31, 2012
	(millions of dollars)
CURRENT ASSETS
Cash and cash equivalents	$125	$25
Restricted cash equivalents	10	10
Accounts receivable, less allowance for uncollectible accounts of $39 million and $36 million, respectively	838	837
Inventories	153	155
Derivative assets	-	1
Prepayments of income taxes	50	59
Deferred income tax assets, net	36	28
Income taxes receivable	243	69
Prepaid expenses and other	66	76
Assets held for sale	-	1
Total Current Assets	1,521	1,261

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,566	2,614
Investment in finance leases held in trust	869	1,237
Income taxes receivable	51	217
Restricted cash equivalents	16	17
Assets and accrued interest related to uncertain tax positions	9	18
Derivative assets	8	8
Other	174	163
Total Investments and Other Assets	5,100	5,681

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,830	13,625
Accumulated depreciation	(4,796)	(4,779)
Net Property, Plant and Equipment	9,034	8,846

TOTAL ASSETS	$15,655	$15,788

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
LIABILITIES AND EQUITY	March 31, 2013	December 31, 2012
	(millions of dollars, except shares)
CURRENT LIABILITIES
Short-term debt	$1,041	$965
Current portion of long-term debt and project funding	569	569
Accounts payable and accrued liabilities	486	574
Capital lease obligations due within one year	9	8
Taxes accrued	50	75
Interest accrued	84	47
Liabilities and accrued interest related to uncertain tax positions	379	9
Derivative liabilities	2	7
Other	256	273
Liabilities associated with assets held for sale	7	10
Total Current Liabilities	2,883	2,537

DEFERRED CREDITS
Regulatory liabilities	492	501
Deferred income taxes, net	2,685	3,176
Investment tax credits	20	20
Pension benefit obligation	388	449
Other postretirement benefit obligations	451	454
Liabilities and accrued interest related to uncertain tax positions	27	15
Derivative liabilities	11	11
Other	195	191
Liabilities associated with assets held for sale	1	2
Total Deferred Credits	4,270	4,819

LONG-TERM LIABILITIES
Long-term debt	3,898	3,648
Transition bonds issued by ACE Funding	246	256
Long-term project funding	11	12
Capital lease obligations	69	70
Total Long-Term Liabilities	4,224	3,986

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value – 400,000,000 shares authorized, 248,551,381 and 230,015,427 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,706	3,383
Accumulated other comprehensive loss	(42)	(48)
Retained earnings	612	1,109
Total Equity	4,278	4,446
TOTAL LIABILITIES AND EQUITY	$15,655	$15,788

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POWER DELIVERY SALES AND REVENUES

	Three Months Ended March 31,
Power Delivery Sales (Gigawatt Hours)	2013	2012
Regulated T&D Electric Sales
Residential	4,715	4,195
Commercial and industrial	7,120	7,081
Transmission and other	70	68
Total Regulated T&D Electric Sales	11,905	11,344

Default Electricity Supply Sales
Residential	3,818	3,578
Commercial and industrial	1,255	1,393
Other	20	15
Total Default Electricity Supply Sales	5,093	4,986

	Three Months Ended March 31,
Power Delivery Electric Revenue (Millions of dollars)	2013	2012
Regulated T&D Electric Revenue
Residential	$184	$162
Commercial and industrial	216	201
Transmission and other	91	89
Total Regulated T&D Electric Revenue	$491	$452

Default Electricity Supply Revenue
Residential	$375	$358
Commercial and industrial	124	130
Other	32	24
Total Default Electricity Supply Revenue	$531	$512

Other Electric Revenue	$17	$17

Total Electric Operating Revenue	$1,039	$981

	Three Months Ended March 31,
Power Delivery Gas Sales and Revenue	2013	2012
Regulated Gas Sales (Mcf)
Residential	4,072	3,045
Commercial and industrial	2,061	1,553
Transportation and other	2,432	2,129
Total Regulated Gas Sales	8,565	6,727

Regulated Gas Revenue (Millions of dollars)
Residential	$48	$43
Commercial and industrial	22	19
Transportation and other	3	3
Total Regulated Gas Revenue	$73	$65
Other Gas Revenue	$12	$9

Total Gas Operating Revenue	$85	$74

Total Power Delivery Operating Revenue	$1,124	$1,055

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POWER DELIVERY – CUSTOMERS
	March 31,
	2013	2012

Regulated T&D Electric Customers (in thousands)
Residential	1,643	1,640
Commercial and industrial	198	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,843	1,840

Regulated Gas Customers (in thousands)
Residential	115	114
Commercial and industrial	10	10
Transportation and other	-	-
Total Regulated Gas Customers	125	124

WEATHER DATA – CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended March 31,
	2013	2012

Heating Degree Days	2,319	1,750
20 Year Average	2,299	2,332
Percentage Difference from Average	.9%	(25%)
Percentage Difference from Prior Year	33%

Cooling Degree Days	-	12
20 Year Average	2	2
Percentage Difference from Average	(100%)	500%
Percentage Difference from Prior Year	(100%)

(more)

PEPCO ENERGY SERVICES
Adjusted Net Income – Continuing Operations (Non-GAAP) (1) (Millions of dollars)	Three Months Ended March 31,
	2013	2012
Energy Services
Operating Revenue(2)	$56	$65
Cost of Goods Sold (2)	40	47
Gross Margin	16	18

Operation and Maintenance Expenses	11	12
Depreciation	2	2
Operating Expense	13	14

Energy Services - Operating Income	3	4

Power Plants – Operating (Loss)	(1)	(1)

Other Income (Loss)	1	(1)
Income Tax Expense	1	1

Adjusted Net Income – Continuing Operations (Non-GAAP) (1)	$2	$1

Notes:

(1)	Excludes retail electric supply net income of less than $1 million and $4 million in the three months ended March 31, 2013 and 2012, respectively.

(2)	Certain transactions with retail natural gas supply and retail electric supply are not eliminated.

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